UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

                                  July 30, 2004

                                    814-00201
                            (Commission File Number)

                                MVC CAPITAL, INC.
                                  (THE "FUND")
             (Exact name of registrant as specified in its charter)

                               DELAWARE, 943346760
      (Jurisdiction of Incorporation) (IRS Employer Identification Number)

                              RIVERVIEW AT PURCHASE
                                287 BOWMAN AVENUE
                                    3RD FLOOR
                               PURCHASE, NY 10577
              (Address of registrant's principal executive office)

                                  212-687-8080
                         (Registrant's telephone number)



ITEM 5.  OTHER EVENTS AND REQUIRED FD DISCLOSURE.

     On March 29, 2004, the shareholders of MVC Capital, Inc. (the "Fund") approved a proposal to change the legal name of the Fund from "meVC Draper Fisher Jurvetson Fund I, Inc." to "MVC Capital, Inc." The New York Stock Exchange approved the name change effective as of July 30, 2004. The Fund's Certificate of Incorporation with the State of Delaware has been amended; however, the Fund's CUSIP will remain the same. New stock certificates of the Fund have been printed to reflect the changed name and are available. Registered shareholders should note that their old stock certificates will carry all of the same legal rights and privileges as the new certificates. As such, shareholders are not required to exchange their old stock certificates of the Fund. But, if they wish to do so, the old certificates should be sent, unendorsed, along with a letter requesting a new certificate with the same registration as on the certificate being exchanged, to:

     Equiserve, Inc.
     P.O. Box 43010
     Providence, RI 02940-3010

     Please note that the new certificate of the Fund will be sent to the address of record. If that address has changed, the shareholders are requested to indicate the new address in the letter sent to Equiserve.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



MVC CAPITAL, INC.

BY: /s/ Michael Tokarz
    ------------------------------
    Michael Tokarz
    Chairman





    Dated:  July 30, 2004